STOCK EXCHANGE AGREEMENT

Among

INCEPTION MINING, INC.

and

CLAVO RICO, LTD

and

THE MAJORITY SHAREHOLDERS OF CLAVO RICO, LTD.

Dated February 3, 2015

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STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”), is entered into effective as of the 3rd day of February, 2015 by and among INCEPTION MINING, INC, a Nevada corporation (hereinafter referred to as “INCEPTION”); CLAVO RICO LTD, a Turks and Caicos company (hereinafter referred to as “CLAVO RICO”), and the majority shareholders of CLAVO RICO (hereinafter referred to as the “Shareholders”), upon the following premises:

Premises

This Agreement provides for the acquisition by INCEPTION of all of the common shares of CLAVO RICO owned by the Shareholders, which constitute 100% of the issued and outstanding shares of common stock of CLAVO RICO, solely in exchange for shares of common stock of INCEPTION (the “Exchange”).

Pursuant to the terms of the Agreement, as hereinafter set forth, among other things, 100% of the outstanding and reserved securities (common and preferred stock) of CLAVO RICO will be exchanged for shares of INCEPTION common stock, which will be issued to the Shareholders, in reliance on applicable exemptions from the registration requirements of the Securities Act and Applicable Blue Sky laws, as hereinafter described.

The Boards of Directors of INCEPTION and CLAVO RICO have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which CLAVO RICO will become a wholly owned subsidiary of INCEPTION and the Shareholders will hold INCEPTION shares of common stock.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

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ARTICLE I

THE EXCHANGE

Section 1.01 The Exchange. At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of the Agreement, INCEPTION shall acquire 100% of the issued and outstanding common of CLAVO RICO from the Shareholders for and in consideration of the issuance to the Shareholders of an aggregate of 66,391,160 shares of INCEPTION common stock. As a result of the Exchange, CLAVO RICO shall become a wholly owned subsidiary of INCEPTION.

Section 1.02 Effective Time. Following the Closing (as defined in Section 1.03), 66,391,160 shares of INCEPTION common stock (“Exchange Stock”) shall be delivered to the Shareholders and the Shareholders shall deliver to INCEPTION all of the common shares of CLAVO RICO owned by the Shareholders, which shall constitute 100% of the issued and outstanding common stock of CLAVO RICO in the manner and as provided in Section 1.06 hereof. The Exchange shall become effective on the Closing Date (such date being referred to herein as the “Effective Time”).

Section 1.03 Closing. The closing of the Exchange (the “Closing”) will take place at the principal executive offices of INCEPTION at 5320 S 900 E Suite 260, Murray, Utah 84106, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the next day following satisfaction of all of the conditions Article VII or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the “Closing Date”). At the Closing there shall be delivered to INCEPTION and the Shareholders the certificates and other documents and instruments required to be delivered under Article VI.

Section 1.04 Directors and Officers of CLAVO RICO. The directors of INCEPTION immediately prior to the Effective Time, or such other individuals as the directors of INCEPTION shall designate, shall, from and after the Effective Time, be the directors of CLAVO RICO and such directors shall appoint the officers of CLAVO RICO immediately prior to the Effective Time. The newly appointed directors and officers of CLAVO RICO shall serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the CLAVO RICO By-Laws. INCEPTION shall provide all needed information of the person or persons who will serve in any capacity within CLAVO RICO. This information includes the full legal name, date of birth, profession, passport and copies of all pages of the current passport for each such individual, marital status, residence including a current address, citizenship, title with the company, date and place of the Board of Director meeting that authorized said person to represent INCEPTION in the Turks and Caicos and any limitations to such representation or power.

Section 1.05 Effects of the Exchange. Subject to the foregoing, the effects of the Exchange shall be as provided in the applicable provisions of the laws of the Turks and Caicos.

Section 1.06 Stock of CLAVO RICO.

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A.	Clavo Rico Common Stock. The common stock of Clavo Rico, Ltd issued and outstanding at the Effective Time shall, by virtue of the Stock Exchange and without any action on the part of the holders thereof, be exchanged on a pro rata basis for 66,391,160 shares of Inception common stock.

B.	Exchange of CLAVO RICO Common Stock.

(i)	INCEPTION shall authorize one or more persons to act as exchange agent hereunder (the “Exchange Agent”) pursuant to an agreement or agreements satisfactory to Inception and CLAVO RICO. Promptly after Closing, Inception shall deposit or cause to be deposited with the Exchange Agent the number of certificates representing the shares of INCEPTION Common Stock payable to the holders of CLAVO RICO Common Stock pursuant to Section 1.01 based on the number of shares of INCEPTION common Stock to be issued to the Shareholders.

(ii)	As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of CLAVO RICO Common Stock (the “Certificates”), a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificates(s) shall pass, only upon delivery of the Certificate(s) to the Exchange Agent) and instructions for such holder’s use in effecting the surrender of the Certificates in exchange for certificates representing shares of INCEPTION Common Stock.

(iii)	As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of CLAVO RICO Common Stock, upon surrender to the Exchange Agent of one or more Certificates for cancellation, together with a duly executed letter of transmittal one or more certificates representing the number of whole shares of INCEPTION Common Stock into which the shares represented by the Certificate(s) shall have been converted pursuant to Section 1.01 and the Certificates surrendered shall be cancelled.

(iv)	All shares of INCEPTION Common Stock issued upon the surrender for exchange of CLAVO RICO Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CLAVO RICO Common Stock.

(v)	As of the Effective Time, the holders of Certificates representing shares of CLAVO RICO Common Stock shall cease to have any rights as shareholders of CLAVO RICO, except such rights, if any, as they may have pursuant to the laws of the Turks and Caicos. Except as provided above, until such time as the Certificates are surrendered for exchange, each such Certificate shall, after the Effective time, represent for all purposes only the right to receive the number of whole shares of INCEPTION Common Stock into which the shares of CLAVO RICO Common Stock have been converted by the Exchange as provided in Section 1.01.

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(vi)	No fractional shares of INCEPTION Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of INCEPTION shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of INCEPTION. All fractional shares of INCEPTION Common Stock to which a holder of CLAVO RICO Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated and INCEPTION shall issue the number of shares Inception Common Stock rounded up to the next whole number.

(vii)	In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of INCEPTION Common Stock as may be required pursuant to this Section 1.0; provided, however, that INCEPTION may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond or indemnification in such sum as it may direct as an indemnity against any claim that may be made against Inception or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CLAVO RICO

As an inducement to, and to obtain the reliance of INCEPTION, CLAVO RICO and the CLAVO RICO Shareholders represent and warrant as follows:

Section 2.01 Organization and Qualification. CLAVO RICO is an Exempted company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, Turks and Caicos Islands, and has the full corporate power and authority to conduct its business as and to the extent now conducted and to own, use, and lease its assets and properties. CLAVO RICO and each of Compania Minera Cerros del Sur, S.A. and Minera Clavo Rico, S.A, its wholly owned subsidiaries (individually, a “Subsidiary” and collectively, the “Subsidiaries”) is duly qualified, licensed, or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its businesses, makes such qualification, licensing or admission necessary.

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CLAVO RICO was formed in the Turks and Caicos Islands and is not qualified, licensed, or admitted to do business in any other jurisdiction. Except for the Subsidiaries, , both companies formed and doing business in Honduras, CLAVO RICO does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

Section 2.02 Capital Stock.

(i) The authorized capital stock of CLAVO RICO consists solely of 250,000,000 shares of capital stock, par value $.01. As of December 31, 2014, 65,000,000 shares of Clavo Rico common stock were issued and outstanding. There has been no change in the number of issued and outstanding shares of CLAVO RICO capital stock since such date. 100% of the issued and outstanding shares of common stock are owned by the Shareholders. All of the issued and outstanding shares of CLAVO RICO common stock are, duly authorized, validly issued, fully paid, and nonassessable. Except pursuant to this Agreement there are no outstanding subscriptions, options, warrants, rights (including “phantom” stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement, obligating CLAVO RICO to issue or sell any shares of capital stock, bonds, or other securities of CLAVO RICO (collectively, “Options”) or to grant, extend or enter into any option with respect thereto.

(ii) There are no outstanding contractual obligations of CLAVO RICO to repurchase, redeem, or otherwise acquire any shares of CLAVO RICO common stock to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary or any other person.

(iii) The authorized capital stock of each of the Subsidiaries consists solely of 500,000 shares of capital stock, no par value. As of January 1, 2015, 200,000 shares of common stock were issued and outstanding, 199,800 of which are held by CLAVO RICO and the remaining shares are held by Gerardo Flores. There has been no change in the number of issued and outstanding shares of capital stock since such date. All of the issued and outstanding shares of the Subsidiaries’ common stock are, duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding Options obligating CLAVO RICO or either of the Subsidiaries to issue or sell any shares of capital stock of a Subsidiary or to grant, extend or enter into any option with respect thereto.

Section 2.03 Authority Relative to this Agreement. CLAVO RICO has full corporate power and authority to enter into this Agreement and, subject to obtaining a majority of the CLAVO RICO Shareholders’ approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by CLAVO RICO and the consummation by CLAVO RICO of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and directed that this Agreement be submitted to the Shareholders for their consideration, and no other proceedings on the part of CLAVO RICO or its Shareholders are necessary to authorize the execution, delivery and performance of the Agreement by CLAVO RICO and the consummation by CLAVO RICO of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CLAVO RICO and, subject to obtaining a majority of the CLAVO RICO Shareholders’ approval, constitutes a legal, valid, and binding obligation of CLAVO RICO enforceable against CLAVO RICO in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 2.04 Approvals and Consents.

(i)	The execution and delivery of this Agreement by CLAVO RICO do not, and the performance by CLAVO RICO of its obligation hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of CLAVO RICO or the Subsidiaries under, any of the terms, conditions or provisions of (x) the By-Laws and its formation documents as recorded in the Turks and Caicos, or (y) subject to obtaining a majority of the CLAVO RICO Shareholders’ Approval and the taking of the actions described in paragraph (ii) of this section 2.04. (A) any statute, law, rule, regulation, or ordinance (collectively, “Laws”), or any judgment, decree, order, writ, permit, or license (collectively, “Orders”), of any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the Turks and Caicos Islands, Honduras, any foreign country, or any domestic or foreign state, country, city, or other political subdivision (a “Governmental or Regulatory Authority”), applicable to CLAVO RICO, the Subsidiaries or any of their assets or properties, or (B) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease (capital or operating) or other instrument, obligation or agreement of any kind (collectively, “Contracts”) to which CLAVO RICO or a Subsidiary is a party or by which CLAVO RICO, the Subsidiaries or any of their assets or properties are bound, excluding from the foregoing clauses (A) and (B) conflicts, violations, breaches, defaults, terminations, modifications, accelerations, and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on CLAVO RICO or on the ability of CLAVO RICO to consummate the transactions contemplated by this agreement. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the businesses, properties, assets, liabilities, condition (financial or otherwise), or results of operations of an entity (or group of entities taken as a whole). Notwithstanding the forgoing, a Material Adverse Effect shall not include any change in political or economic matters of general applicability.

(ii)	No consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Government of Regulatory Authority or any contract to which CLAVO RICO or a Subsidiary is a party or by which CLAVO RICO, the Subsidiaries or any of their assets or properties are bound for the execution and delivery of this Agreement by CLAVO RICO, the performance by CLAVO RICO of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals, or actions of, filings with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain do not and will not have a Material Adverse Effect on CLAVO RICO, a Subsidiary or on the ability of CLAVO RICO to consummate the transactions contemplated by this Agreement.

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Section 2.05 Financial Statements. CLAVO RICO delivered to INCEPTION prior to the execution of this Agreement a true, correct and complete copy of CLAVO RICO audited financial statements of its Subsidiaries for the years ended December 31, 2011, 2012, and 2013, (including, in each case, the notes, if any, thereto) (the “CLAVO RICO Financial Statements”). The CLAVO RICO Financial Statements were audited in accordance with International Auditing Standards applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly and accurately present the consolidated financial position of CLAVO RICO and its Subsidiaries in all material respects as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

Section 2.06 Absence of Certain Changes or Events. Except as set forth in this Agreement or the CLAVO RICO Schedules, since December 31, 2013:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of CLAVO RICO or a Subsidiary; or (ii) any damage, destruction, or loss to CLAVO RICO or a Subsidiary (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of CLAVO RICO or its Subsidiaries;

(b) Neither CLAVO RICO nor the Subsidiaries have (i) amended their incorporation documents or its By-Laws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of CLAVO RICO and the Subsidiaries; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

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(c) Neither CLAVO RICO nor the Subsidiaries have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CLAVO RICO balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CLAVO RICO and the Subsidiaries; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) Neither CLAVO RICO nor the Subsidiaries have become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of CLAVO RICO.

Section 2.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 2013 included in CLAVO RICO Financial Statements or as disclosed in Schedule 2.07 hereto, neither CLAVO RICO nor the Subsidiaries have at such dates, or have incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of CLAVO RICO and the Subsidiaries (including the notes thereto). Except as set forth in Schedules 2.07, the Clavo Rico Financial Statements or the notes thereto, neither Clavo Rico nor the Subsidiaries have any material contingent liabilities, direct or indirect, matured or unmatured.

Section 2.08 Legal Proceedings. Except as set forth on schedule 2.08, there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of CLAVO RICO are there any Government or Regulatory Authority investigations or audits pending or threatened or claims or actions threatened by third parties against, relating to or affecting, CLAVO RICO, the Subsidiaries or any of their assets and properties, and (ii) neither CLAVO RICO nor the Subsidiaries are subject to any judgment, decree, order, or writ, injunction, award, rule or regulation of any Governmental or Regulatory Authority.

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Section 2.09 Information Supplied. All information furnished by CLAVO RICO to INCEPTION in this Agreement, the CLAVO RICO Schedules and otherwise in connection with the transactions contemplated hereby and on which INCEPTION shall rely in making its disclosures and filings pursuant to the Securities Act and the Exchange Act, including the CLAVO RICO Financial Statements, will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date hereof and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 2.10 Compliance with Laws and Orders. CLAVO RICO and the Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the “CLAVO RICO Permits”), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CLAVO RICO or the Subsidiaries. CLAVO RICO is in compliance with the terms of the CLAVO RICO Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CLAVO RICO or the Subsidiaries. CLAVO RICO is not in violation of or default under any Law or Order of any Government or Regulatory Authority, except for violations which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on CLAVO RICO or the Subsidiaries.

Section 2.11 Compliance with Agreements; Certain Agreements.

(i)	Neither CLAVO RICO, the Subsidiaries nor, to the knowledge of CLAVO RICO, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (x) the formation documents or the By-Laws (or other comparable charter documents) of CLAVO RICO or a Subsidiary or (y) any Contract to which CLAVO RICO or a Subsidiary is a party or by which CLAVO RICO, a Subsidiary or any of their assets or properties are bound.

(ii)	Except as disclosed in Schedule 2.11 (ii), as of the date hereof, neither CLAVO RICO nor either of the Subsidiaries is a party to any oral or written (u) capital or operating leases providing for the payment of more than $50,000 per annum, (v) consulting agreement involving the payment of more than $25,000 per annum, (w) union or collective bargaining agreement which covers more than 15 employees, (x) agreement with any executive officer or other key employee the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving CLAVO RICO or a Subsidiary or (y) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any transactions contemplated by this Agreement.

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Section 2.12 Tax Matters.

For purposes of this Section 2.12 the terms “Tax” and “Taxes” include without limitation all liabilities for federal, state, local, foreign or other taxes, whether based on, or related to income, profits, capital, premiums, sales, use, gross receipts, property, ad valorem, franchise, employment, excise, patrol import and other taxes, duties, leases and assessments, and include all related penalties, interest, additions to tax and liabilities for taxes related to contractual obligations with customers and suppliers.

(i)	Except as set forth in Schedule 2.12 hereto, CLAVO RICO and each of the Subsidiaries has filed all material Tax returns required to be filed by applicable law prior to the Closing Date. All material Tax returns were (and, as to Tax returns not filed as of the date hereof, will be) true, complete, and correct and filed on a timely basis. CLAVO RICO and each of the Subsidiaries (i) has paid all material Taxes due, or claimed or asserted by any taxing authority to be due, for the periods covered by such Tax returns or (ii) has duly and fully provided reserves (in accordance with applicable accounting principles) adequate to pay all such Taxes.

(ii)	Except as set forth in Schedule 2.12 hereto, CLAVO RICO and each of its Subsidiaries has established (and until the Closing Date will maintain) on its books and records reserves adequate to pay all material Taxes not yet due and payable. CLAVO RICO has made available to INCEPTION the complete and accurate copies of all work papers associated with the calculation of CLAVO RICO’s and the Subsidiaries’ Tax reserves.

(iii)	There are no Tax Liens upon the assets of CLAVO RICO or either of the Subsidiaries except Liens for Taxes not yet due.

(iv)	Neither CLAVO RICO nor a Subsidiary has requested (and no request has been made on its behalf) any extension of time within which to file any material Tax return.

(v)	(A) the statute of limitations for the assessment of all Taxes has expired for all applicable Tax returns of CLAVO RICO and the Subsidiaries through December 31, 2008; (B) no state or federal income tax returns have been examined by the appropriate taxing authorities for any periods; and (C) no deficiency for any material Taxes has been suggested, proposed, asserted or assessed against CLAVO RICO or a Subsidiary that has not been resolved and paid in full. Neither CLAVO RICO nor a Subsidiary has executed a written consent extending the applicable statute of limitations for federal, state or local tax purposes.

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(vi)	No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax returns of CLAVO RICO or a Subsidiary.

(vii)	Neither CLAVO RICO nor a Subsidiary has received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with any taxing authority relating to taxes.

(viii)	To the extent requested by INCEPTION, CLAVO RICO has made available to INCEPTION (or, in the case of Tax returns to be filed on or before the Closing Date, will make available) complete and accurate copies of all Tax returns and associated work papers filed by or on behalf of CLAVO RICO and the Subsidiaries for all taxable years since 2011 ending on or prior to the Closing Date.

(ix)	No agreements relating to allocating or sharing of any material Taxes have been entered into by CLAVO RICO or a Subsidiary.

(x)	All transactions that could give rise to a material understatement of income taxes by CLAVO RICO or a Subsidiary have been adequately disclosed (or, with respect to Tax returns filed following the Closing will be adequately disclosed) on CLAVO RICO’s and each Subsidiary’s Tax returns.

Section 2.13 Environmental Matters.

(i)	To the knowledge of CLAVO RICO and its Subsidiaries, as of the date hereof no material amount of any substance that has been designated by any governmental entity or by applicable federal, state, or local law to be radioactive, toxic, hazardous or otherwise a danger to health or other environment, including, without limitation, PCBs, asbestos, petroleum, or urea-formaldehyde, a (Hazardous Material”), but excluding chemicals used by CLAVO RICO Subsidiaries in mining operations and office and janitorial supplies, is present, as a result of the actions of CLAVO RICO or the Subsidiaries in, on or under any property, including the land and the improvements, ground water and surface water, that CLAVO RICO and the Subsidiaries have at any time owned, operated, occupied or leased.

(ii)	At no time has CLAVO RICO or its Subsidiaries transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any Law in effect on or before the Effective Time, which has had or is reasonably likely to have a Material Adverse Effect on CLAVO RICO or the Subsidiaries, nor has CLAVO RICO or the Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively), “Hazardous Material Activities”) in violation of any Law or Order promulgated by any Governmental or Regulating Authority to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which has or is reasonably likely to have a Material Adverse Effect on CLAVO RICO or the Subsidiaries.

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(iii)	The Subsidiaries currently have been approved for an environmental license for its Clavo Rico mining project (the “Environmental Permit”) necessary for the conduct of its mining operations and other businesses of the Subsidiaries as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on CLAVO RICO and the Subsidiaries.

(iv)	No action, proceeding, revocation proceeding, amendment procedure, writ, injunction, or claim is pending or, to the knowledge of CLAVO RICO as of the date hereof, threatened concerning any Environmental Permit or any Hazardous Material Activity of CLAVO RICO or the Subsidiaries. CLAVO RICO is not aware of any fact or circumstance which could involve CLAVO RICO or the Subsidiaries in any environmental litigation or impose upon CLAVO RICO or the Subsidiaries any environmental liability.

Section 2.14 Employee Benefit Plans.

(i)	Neither CLAVO RICO nor the Subsidiaries have or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan, or have any obligation to or customary arrangement with employees for bonuses, incentives, compensation, vacations, severance, pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Honduran law. Schedule 2.14 sets forth a complete and accurate list of each such Employee Benefit Plan, Honduran employee benefits including accrued liabilities, and other arrangements. CLAVO RICO has furnished to INCEPTION true, correct, and complete copies, of all documents evidencing plans, obligations, or arrangements referred to in Schedule 2.14 (or true, correct, and complete written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true, correct, and complete copies of all documents evidencing trusts, summary plan descriptions.

(ii)	Neither CLAVO RICO nor the Subsidiaries have any employee benefit plans other than those required under Honduran law.

Section 2.15 Patents, Trademarks, Et Cetera. CLAVO RICO and each Subsidiary has all right, title and interest in, or a valid and binding license to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), or other intangible property or asset (collectively, “Intangibles”) which are individually or in the aggregate material to the conduct of the business of CLAVO RICO and the Subsidiaries. Neither CLAVO RICO nor the Subsidiaries are in default (or with the giving of notice or lapse of time or both, would be in default) in a material respect under any license to use such Intangible, such Intangible is not being infringed by any third party. Neither CLAVO RICO nor the Subsidiaries are infringing in a material respect any Intangible of any third party.

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Section 2.16 Insurance. Except as set forth on Schedule 2.16, neither CLAVO RICO nor the Subsidiaries have any liability, property, workers’ compensation, directors’ and officers’ liability and other insurance policies currently in effect that insure the business, operations, properties, assets, or employees of CLAVO RICO or the Subsidiaries.

Section 2.17 Labor Matters. There are no material controversies pending or, to the knowledge of CLAVO RICO, threatened between CLAVO RICO or the Subsidiaries and any representatives of its employees, and, to the knowledge of CLAVO RICO, there are no material organizational efforts presently being made involving any of the now unorganized employees of CLAVO RICO or the Subsidiaries. There has been no work stoppage, strike or similar concerted action by employees of CLAVO RICO or the Subsidiaries.

Section 2.18 Tangible Property and Assets. CLAVO RICO and each of the Subsidiaries have good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the CLAVO RICO Financial Statements or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the CLAVO RICO Schedules. .

Section 2.19 Shareholder Vote Required. The consent of a majority of the Shareholders on the CLAVO RICO Exchange proposal is the only vote of the holders of any class or series of the capital stock of CLAVO RICO required to adopt this Agreement and approve the Exchange and the other transactions contemplated hereby.

Section 2.20 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by CLAVO RICO directly with INCEPTION without the intervention of any person on behalf of CLAVO RICO in such a manner as to give rise to any valid claim by any person against CLAVO RICO or INCEPTION for a finder’s fee, brokerage commission or similar payment.

Section 2.21 Agreements Not to Compete. There are no contracts between CLAVO RICO or the Subsidiaries and their directors, officers, employees, agents (including sales agents), dealers or distributors which prevent or restrict any such person from competing with CLAVO RICO or the Subsidiaries in any manner.

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Section 2.22 Board Approval of Agreement. The board of directors of CLAVO RICO has authorized the execution and delivery of this Agreement by CLAVO RICO and has approved the transactions contemplated hereby.

Section 2.23 Material Transactions or Affiliations. Set forth in the CLAVO RICO Schedules is a description of every material contract, agreement, or arrangement to which CLAVO RICO, the Subsidiaries or any predecessor thereof and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by CLAVO RICO to own beneficially, five percent (5%) or more of the issued and outstanding common stock of CLAVO RICO and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to CLAVO RICO and the Subsidiaries than terms available from otherwise unrelated parties in arm’s length transactions. Except as disclosed in the CLAVO RICO Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of CLAVO RICO or the Subsidiaries has, or has had since inception of CLAVO RICO, any interest, direct or indirect, in any material transaction with CLAVO RICO or a Subsidiary. There are no commitments by CLAVO RICO or a Subsidiary, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

Section 2.24 CLAVO RICO Schedules. CLAVO RICO has delivered to INCEPTION. the following schedules, which are collectively referred to as the “CLAVO RICO Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of CLAVO RICO as complete, true, and correct:

(a) a schedule identifying the formation documents, By-Laws and minutes of Board of Director meetings and resolutions of CLAVO RICO and each Subsidiary in effect as of the date of this Agreement, complete and correct copies of which have been provided by CLAVO RICO to INCEPTION;

(b) a schedule containing the Financial Statements of CLAVO RICO identified in paragraph 2.05;

(c) a statement indicating that all required income tax returns have been filed on behalf of CLAVO RICO and the Subsidiaries, copies of which have been provided to INCEPTION by CLAVO RICO.

(d) a schedule identifying the name and address of each shareholder of CLAVO RICO and each Subsidiary together with the number of shares owned by the such shareholder;

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(e) a schedule containing a description of all real property owned or leased by CLAVO RICO;

(f) a schedule identifying the title, date, and parties of all contracts, agreements, or other instruments to which CLAVO RICO and the Subsidiaries are a party or by which they or their properties are bound, specifically including all contracts, agreements, or arrangements referred to in section 2.18, and a true and correct copy of each such contract, agreement and instrument CLAVO RICO represents have been provided to INCEPTION;

(g) a schedule identifying all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which CLAVO RICO or the Subsidiaries carry on or propose to carry on their businesses, copies of which have been provided to INCEPTION by CLAVO RICO;

(h) a schedule listing the accounts receivable and notes and other obligations receivable of CLAVO RICO and the Subsidiaries as of December 31, 2014, or that arose thereafter, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such creditor;

(i) a schedule listing the accounts payable and notes and other obligations payable by CLAVO RICO and the Subsidiaries as of December 31, 2014 or that arose thereafter other than in the ordinary course of the business of CLAVO RICO, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to CLAVO RICO or the Subsidiaries respecting such obligations;

(j) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of CLAVO RICO or a Subsidiary since December 31, 2014;

(k) a schedule containing a copy of the board of directors’ and shareholders’ minutes of CLAVO RICO and each of the Subsidiaries since inception; and

(l) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the CLAVO RICO Schedules by Sections 2.01 through 2.23.

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ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE SHAREHOLDERS

As an inducement to, and to obtain reliance of INCEPTION, CLAVO RICO Shareholders holding a majority of the issued and outstanding shares represent and warrant as follows:

Section 3.01 Ownership of CLAVO RICO Shares.

(a) The CLAVO RICO Shareholders making this representation own greater than 50% of the issued and outstanding shares of Common Stock of CLAVO RICO, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that the Shareholders have full right, power, and authority to transfer, assign, convey, and deliver their CLAVO RICO shares; and delivery of such shares at the closing will convey to INCEPTION good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, except as set forth herein. Further, the Shareholders making this representation represent that their affirmative vote for this Exchange Agreement is binding upon Clavo Rico and the other Shareholders.

(b) The Shareholders further warrant and certify by affixing their signatures to the consent to the Exchange Agreement that they are an “Accredited Investor” within the meaning of that term as defined in Regulation D of the Securities Act of 1933.

(c) The CLAVO RICO Shareholders have been advised that:

(1) The securities to be issued by INCEPTION in exchange for CLAVO RICO common stock have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2), Section 4(6) and/or Regulation S thereof.

(2) The certificates for the shares of INCEPTION’s common stock will bear a legend restricting any transactions therein, directly or indirectly, unless it is first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and if such facts are demonstrated to the satisfaction of INCEPTION and its legal counsel, based on such third party legal opinions, affidavits, and transfer agency procedures as INCEPTION will reasonably require or have in place. INCEPTION will not unreasonably withhold its consent to such registration;

(3) INCEPTION’s transfer agent has been instructed to decline transfer of the certificate for the shares of INCEPTION’s common stock to be issued pursuant to this Agreement unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of INCEPTION.

(d) Each CLAVO RICO Shareholder has independently determined through their own legal counsel that all requirements of CLAVO RICO’s country of domicile for the issuance of the shares of INCEPTION’s common stock called for by this Agreement have been met, or will have been met, prior to Closing.

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ARTICLE IV

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF INCEPTION

As an inducement to, and to obtain the reliance of CLAVO RICO and the Shareholders INCEPTION represents and warrants as follows:

Section 4.01 Organization. INCEPTION is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of INCEPTION’s articles of incorporation or bylaws. INCEPTION has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and INCEPTION has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 4.02 Capitalization. INCEPTION authorized capitalization consists of 10,000,000 shares of Preferred Shares, $.00001 par value, none of which are issued and outstanding, and 500,000,000 shares of common stock, par value $.00001, of which 16,597,790 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. Further, INCEPTION has granted no options, warrants or issued other convertible instruments, which when exercised or converted would result in the issuance of additional shares of Common or Preferred Shares.

Section 4.03 Subsidiaries. INCEPTION has no operating subsidiaries.

Section 4.04 Financial Statements.

(a) INCEPTION’S annual audited for the year ended July 31, 2014 and quarterly unaudited statements are a matter of public record and filed of record with the Securities and Exchange Commission on forms 10K and 10Q and all such forms 10K and 10Q currently due have been filed with the SEC.

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(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The INCEPTION balance sheets present fairly as of their respective dates the financial condition of INCEPTION. INCEPTION did not have as of the date of any such INCEPTION balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of INCEPTION, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity, and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) INCEPTION has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

(d) INCEPTION has filed all state, federal, or local income or sales or use tax returns required to be filed by it from inception to the date hereof. No such federal or state tax returns have been audited by any state or the Internal Revenue Service. Each of such tax returns reflects the taxes due for the period covered thereby, except for amounts which, individually or in the aggregate, are immaterial.

(e) The books and records, financial and otherwise, of INCEPTION are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(f) INCEPTION has good and marketable title to its assets and, except as set forth in the INCEPTION Schedules or the Financial Statements of INCEPTION or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

Section 4.05 Information. The information concerning INCEPTION set forth in this Agreement and the INCEPTION Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.06 Options or Warrants. Except as set forth in the INCEPTION financial statements or as required to be issued pursuant to this Agreement, there are no existing convertible instruments, options, warrants, calls, or commitments of any character relating to authorized and unissued stock of INCEPTION, except options, warrants, calls, or commitments, if any, to which INCEPTION is not a party and by which it is not bound.

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Section 4.07 Absence of Certain Changes or Events. Except as described herein or in the INCEPTION Schedules, since the date of the most recent INCEPTION balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of INCEPTION (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of INCEPTION;

(b) INCEPTION has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of INCEPTION; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c) INCEPTION has not, except as provided under this Agreement (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent INCEPTION balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of INCEPTION; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to the best knowledge of INCEPTION, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of INCEPTION.

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Section 4.08 Title and Related Matters. INCEPTION has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the INCEPTION balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the INCEPTION Schedules.

Section 4.09 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of INCEPTION, threatened by or against or affecting INCEPTION, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. INCEPTION does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 4.10 Contracts. Except for contracts entered into in the ordinary course of business, all of INCEPTION’s material contracts, agreements, and other commitments have been disclosed in INCEPTION’S SEC filings.

Section 4.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute a material default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which INCEPTION is a party or to which it or any of its assets or operations are subject.

Section 4.12 Governmental Authorizations. INCEPTION has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by INCEPTION of this Agreement and the consummation by INCEPTION of the transactions contemplated hereby.

Section 4.13 Compliance With Laws and Regulations. To the best of its knowledge, INCEPTION has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of INCEPTION or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities in connection with INCEPTION’s filing, approval and completion of its recent offering of securities pursuant to Rule 504 of Regulation C and subsequent reports required by the U.S. Securities and Exchange Commission.

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 Section 4.14 Insurance. Except as set forth on Schedule 4.14, INCEPTION has no liability, property, workers’ compensation, directors’ and officers’ liability or other insurance policies currently in effect that insure the business, operations, properties, assets, or employees of INCEPTION.

Section 4.15 Approval of Agreement. The board of directors of INCEPTION has authorized the execution and delivery of this Agreement by INCEPTION and has approved this Agreement and the transactions contemplated hereby.

Section 4.16 Material Transactions of Affiliations. Except as disclosed herein and in the INCEPTION Schedules, there exists no material contract, agreement, or arrangement between INCEPTION and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by INCEPTION to own beneficially, 5% or more of the issued and outstanding common stock of INCEPTION and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of INCEPTION has, or has had during the last preceding full fiscal year, any known interest in any material transaction with INCEPTION which was material to the business of INCEPTION. INCEPTION has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

Section 4.17 Employment Matters. INCEPTION has no employees other than its directors and officers. There are no material controversies pending or, to the knowledge of INCEPTION, threatened between INCEPTION and any representatives of its former employees.

ARTICLE V

CONSIDERATION AND PLAN OF EXCHANGE

Section 5.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.03), the Shareholders hereby agree to assign, transfer, and deliver to INCEPTION, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description shares of common stock of CLAVO RICO, in the aggregate constituting 100% of the issued and outstanding shares of common and preferred stock of CLAVO RICO, and INCEPTION agrees to acquire such shares on such date by issuing and delivering to the Shareholders in exchange therefore an aggregate of 66,391,160 shares of INCEPTION restricted common stock, par value $0.00001. The shares shall be distributed to the Shareholders in the amounts set forth opposite each such Shareholder’s name on the shareholder list delivered electronically to INCEPTION attached hereto and incorporated herein by this reference.

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As of the Closing, the effect of the Exchange will be that CLAVO RICO will have become a wholly owned subsidiary of INCEPTION and the Shareholders will have become shareholders of INCEPTION, and the Shareholders will have no further rights, title or interest in CLAVO RICO stock, other than (i) to receive the shares of INCEPTION restricted common stock set forth on Exhibit A and (ii) indirectly as a shareholder of INCEPTION and as may be set forth hereafter.

Section 5.02 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree (“Closing Date”). Such Closing shall take place at a mutually agreeable time and place.

Section 5.03 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE VI

SPECIAL COVENANTS

Section 6.01 Access to Properties and Records. INCEPTION and CLAVO RICO will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of INCEPTION or CLAVO RICO as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of INCEPTION or CLAVO RICO, as the case may be, as the other shall from time to time reasonably request.

Section 6.02 Delivery of Books and Records. At the Closing, CLAVO RICO shall deliver to INCEPTION the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of CLAVO RICO now in the possession of CLAVO RICO or its representatives.

Section 6.03 Special Covenants and Representations Regarding the Exchanged Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the INCEPTION common Stock to the Shareholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, the Shareholders shall cause to be delivered, and the Shareholders shall deliver to INCEPTION, letters of representation in the appropriate form.

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Section 6.04 Third Party Consents and Certificates. INCEPTION and CLAVO RICO agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

Section 6.05 Sales Under Rules 144, If Applicable.

(a) INCEPTION will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including timely filing all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b) Upon being informed in writing by any of the Shareholders that any such Shareholder intends to sell any shares under Rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), INCEPTION will certify in writing to the Shareholder that it has filed all of the reports required to be filed by it under the Exchange Act to enable the shareholder to sell the shareholder’s restricted stock under Rule 144, or will inform the shareholder in writing that it has not filed any such report or reports.

(c) If any Shareholder presents to INCEPTION’s transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to INCEPTION and its counsel that such transfer has complied with the requirements of Rule 144 or other applicable exemption, INCEPTION will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, free of any stop transfer order or restrictive legend. The provisions of this Section 6.05 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

Section 6.06 Indemnification.

(a) CLAVO RICO hereby agrees to indemnify INCEPTION and each of the officers, agents and directors of INCEPTION as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on (i) any inaccuracy appearing in or misrepresentation made under Articles II and/or III of this Agreement or (ii) an uncured subsequent default under Section 8.02 of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

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(b) INCEPTION hereby agrees to indemnify CLAVO RICO and each of the officers, agents and directors of CLAVO RICO as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on (i) any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement or (ii) an uncured subsequent default under Section 8.02 of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section 6.07 Covenants Regarding Certain CLAVO RICO Assets

(a) The Parties recognize and acknowledge that certain assets of CLAVO RICO are related to mining operations in Honduras, but not to the Clavo Rico concession. It is the intent that the ownership of the following described assets be transferred from CLAVO RICO and recorded under Honduran law in the names of assignees as soon as possible. Until such time as these transfers can be effected and recorded the assets shall remain in the legal name of CLAVO RICO.

(b) The “Retained Assets” are: (i) Corpus 1,2,3, and 4 mining concessions; (ii) the El Transito mining concession.

(c) The Parties shall execute and deliver, as a condition to the Closing, an undertaking and indemnification agreement related to the Retained Assets defining the Parties’ respective rights and responsibilities related thereto until their transfer can be recorded under Honduran law without adversely affecting the ownership thereof.

Section 6.08 Board Observation Rights and CERROS Legal Representative

(a) INCEPTION’S Board of Directors shall grant Board observation rights to up to two designees of CLAVO RICO, who shall be entitled to participate as observers of all meetings of the Board and shall be entitled to notice of such meetings, actions to be taken without meeting, and all materials distributed to the Board as if the designees were members of the Board. The Board observation rights shall continue for a period of two years from the Closing Date.

(b) Gerardo Flores shall remain as one of CLAVO RICO’s Legal Representatives in Honduras for at least 6 months from the Closing.

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ARTICLE VII

CONDITIONS

7.01 Conditions to Each Party’s Obligation to Effect the Exchange

The respective obligation of each party to effect the Exchange is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)	Shareholder Approval. The Agreement shall have been adopted by the requisite vote of the Shareholders of CLAVO RICO under CLAVO RICO’s formation documents and By-Laws and as required under Turks and Caicos Law.

(b)	State Securities Laws. INCEPTION shall have received all state securities or “Blue Sky” permits and other authorizations necessary, if required, to issue the INCEPTION common stock pursuant to the Agreement at the Closing.

(c)	No Injunctions or Restraints. No court of competent jurisdiction or other competent governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Exchange or the other transactions contemplated by this Agreement.

(d)	Consents and Approvals. All consents, approvals and actions of, CLAVO RICO or INCEPTION to consummate the Exchange and the other matters contemplated hereby, the failure of which to be obtained or taken could reasonably expected to have a material adverse effect on INCEPTION or CLAVO RICO, in each case taken as a whole, or on the ability of the Parties to consummate the transactions contemplated hereby shall have been obtained, all in form and substance reasonably satisfactory to the Parties, and no such consent, approval or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Exchange to the stockholders of INCEPTION or CLAVO RICO.

(e)	Lock-Up Agreement. The Parties shall have executed and delivered a Lock-Up Agreement (“Lock-Up Agreement”) relating to a portion of the shares of INCEPTION common stock acceptable to INCEPTION issued to the CLAVO RICO shareholders in the Exchange.

7.02 Conditions to Obligation of INCEPTION to Effect the Exchange.

The obligation of INCEPTION to effect the Exchange is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by INCEPTION in its sole discretion).

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(a)	Representations and Warranties. The representations and warranties made by CLAVO RICO and the Shareholders in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and CLAVO RICO shall have delivered to INCEPTION a certificate, dated the Closing Date and executed on behalf of CLAVO RICO by its Chairman of the Board or its President to such effect.

(b)	Performance of Obligations. CLAVO RICO shall have performed and complied with, in all material respects, each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by CLAVO RICO at or prior to the Closing, and CLAVO RICO shall have delivered to INCEPTION a certificate, dated the Closing Date and executed on behalf of CLAVO RICO by its Chairman of the Board or President to such effect.

(c)	Other Closing Documents. CLAVO RICO shall have delivered to INCEPTION at or prior to the Effective Time such other documents as INCEPTION may reasonably request in order to enable INCEPTION to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement, including but not limited to such documents, certificates or representations from the Shareholders to ensure that any shares issuable to such shareholder can be issued appropriately in reliance upon an exemption from registration under the United States Securities Act of 1933, as amended.

(d)	Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(e)	No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, which, in the reasonable judgment of INCEPTION, delays the Closing or effects the Exchange in any material way.

(f)	Material Adverse Change. There shall not have been a Material Adverse Change in CLAVO RICO since December 31, 2013.

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7.03 Conditions to Obligation of CLAVO RICO to Effect the Exchange.

The obligation of CLAVO RICO and the Shareholders to effect the Exchange is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by CLAVO RICO or the Shareholders in their sole discretion):

(a)	Representations and Warranties. The representations and warranties made by INCEPTION in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and INCEPTION shall have delivered to CLAVO RICO a certificate, dated the Closing Date and executed on behalf of INCEPTION by its President to such effect.

(b)	Performance of Obligations. INCEPTION shall have performed and complied with, in all material respects, each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by INCEPTION at or prior to the Closing, and INCEPTION shall have delivered to CLAVO RICO a certificate, dated the Closing Date and executed on behalf of INCEPTION by its President to such effect.

(c)	Percentage Ownership. The 66,391,160 shares issued by INCEPTION in consideration of this Agreement was determined in light of the total fully diluted shares of INCEPTION common stock at the Closing Date, including any warrants, options, or other instruments convertible to common stock outstanding on the Closing Date.

(d)	Capital Funding. INCEPTION shall have completed a debt or equity funding, the net proceeds from which shall be no less than $11,000,000, or as mutually agreed to subsequent to the signing of this agreement.

(e)	Other Closing Documents. INCEPTION shall have delivered to CLAVO RICO at or prior to the Effective Time such other documents as CLAVO RICO may reasonably request in order to enable CLAVO RICO to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(f)	Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(g)	No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, which, in the reasonable judgment of CLAVO RICO, delays the Closing or effects the Exchange in any material way.

(h)	Material Adverse Change. There shall not have been a Material Adverse Change in INCEPTION since July 31, 2014.

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7.04 Covenants of INCEPTION subsequent to Closing

The following covenants shall be obligations of INCEPTION to the Shareholders, which shall be satisfied after the Closing of the Exchange and shall survive the closing of this Agreement. The remedy for breach of any of these covenants is set forth under Article VIII herein.

(a)	Comply with the reporting requirements of the Exchange Act for a period of eighteen (18) months following the Closing. If delinquent in any such reporting requirement, any Shareholder may request INCEPTION to correct the delinquency within thirty (30) days. Failure to file the delinquent reports within the thirty (30) days notice shall constitute a breach of this subsection 7.04.

(b)	Take all necessary action and use all reasonable efforts to remain qualified for the common shares of INCEPTION to continue to trade on the Bulletin Board listings or a comparable exchange for at least eighteen (18) months from the Closing. Failure to meet this requirement shall constitute a breach of this subsection 7.04.

(c)	Elect a minimum of two new Directors to the INCEPTION board of directors who have mining and financial experience capable of running a small mining operation. Failure to elect such directors within three months from Closing shall constitute a breach of this subsection 7.04.

(d)	INCEPTION shall, through its management team or consultants, prepare a detailed budget for its mine operations and development in Honduras which includes its drilling program, its anticipated capital expenses as well as its projected costs of production within four (4) months of Closing. INCEPTION shall fund all operating costs, as well as investments and expenses per the approved budget for a period of at least fifteen months from Closing. Failure to fund such costs, investments and expenses shall constitute a breach of this subsection 7.04.

7.05 Covenants of CLAVO RICO subsequent to Closing

The following covenants shall be obligations of CLAVO RICO to INCEPTION, which shall be satisfied after the Closing of the Exchange and shall survive the closing of this Agreement. The remedy for breach of any of these covenants is set forth under Article VIII herein.

(a) The Shareholders who enter into a Lock-Up Agreement will comply with the terms of the Lock-Up Agreement.

(b) Failure to comply in accordance with subsection (a) shall constitute a breach of this subsection 7.05.

(c) CLAVO RICO shall notify all shareholders of the material terms of the Stock Exchange Agreement within 30 days of Closing, which shall include instructions for exchanging certificates.

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(d) CLAVO RICO has advised that commencing on the date hereof through ninety (90) days following the Closing, CLAVO RICO shall use its best efforts to have the shareholders of CLAVO RICO in addition to the Shareholders (the “Additional Shareholders”) execute this Agreement and have such Additional Shareholders exchange their shares of CLAVO RICO for one share each of INCEPTION. The shares of INCEPTION shall be offered to each of the Additional Shareholders under Regulation S as promulgated under the Securities Act of 1933, as amended.

ARTICLE VIII

TERMINATION; DEFAULT

Section 8.01 Termination. This Agreement may be terminated at any time after execution hereof and prior to the Closing as follows:

(a)	Mutual Agreement. This Agreement may be terminated at any time by mutual agreement of the Parties.

(b)	Failure of Conditions. Either Party may terminate this Agreement, if any of the conditions obligating such Party to close specified in Article VII, except the conditions in Section 7.04, hereof are not satisfied or waived by such Party as of the Closing Date.

(c)	Effect of Termination. Each Party shall return to the other all non public information in its possession relating to the other Party. Each Party shall bear its own costs related to its due diligence, professional fees, etc.

(d)	Closing Date. In the event the contemplated transaction has not closed on or before April 30, 2015 the Agreement may be terminated at any time by either of CLAVO RICO or INCEPTION.

Section 8.02 Subsequent Default. In the event of a breach of any covenant set forth in sections 4.02, 6.07, 7.04 or 7.05 herein, a Shareholder may notify INCEPTION or CLAVO RICO, as appropriate, of the default and request that it be remedied within ten (10) business days. Failure to remedy the breach within the ten business days shall result a right of indemnification of the non-breaching party under Section 6.06 of this Agreement

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ARTICLE IX

MISCELLANEOUS

Section 9.01 Brokers. INCEPTION and CLAVO RICO agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. INCEPTION and CLAVO RICO each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finders’ fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 9.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada.

Section 9.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to INCEPTION to:

5320 S 900 E Suite 260
Murray, Utah 84107
Attention: Michael Ahlin, President

With copies to:

If to CLAVO RICO to:

4049 S. Highland Drive
Salt Lake City, Utah 84124
Attention: Reed L Benson, President

With copies to:

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

Section 9.04 Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.05 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

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Section 9.06 Third Party Beneficiaries. This contract is solely between INCEPTION, CLAVO RICO and the Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

Section 9.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

Section 9.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 9.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

INCEPTION MINING, INC.
ATTEST:

/s/ Whit Cluff	By	/s/ Michael Ahlin
Secretary		President

CLAVO RICO, LTD.

	By	/s/ Reed L. Benson
President

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SHAREHOLDER SIGNATURE PAGE

The Undersigned shareholder(s) of Clavo Rico, Ltd, a Turks and Caicos Limited Company, by the signature(s) set forth herein do hereby agree that the Undersigned confirms and ratifies the Stock Exchange Agreement by and among Clavo Rico, Ltd., Inception Mining, Inc. and the Shareholders of Clavo Rico, delivered herewith. The Undersigned acknowledges that he(she) will receive one share of Inception Mining, Inc. for each share of Clavo Rico, Ltd. held by the Undersigned.

Shareholder	Number of Shares held

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